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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Renaissance Worldwide, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                          RENAISSANCE WORLDWIDE, INC.
                               52 Second Avenue
                               Waltham, MA 02451

                                April 19, 2000

To Our Stockholders:

   We cordially invite you to attend our 2000 annual meeting of stockholders, which will be held on May 25, 2000 at our world headquarters, 52 Second Avenue, Waltham, Massachusetts at 10:00 a.m. (Eastern Standard Time).

   At this meeting you are being asked to elect one Class II director to serve for a three-year term, to amend the 1996 Stock Plan, to amend the 1996 Employee Stock Purchase Plan, and to adopt 2000 Stock Plans for four of our subsidiaries.

   Please read the proxy statement, which describes the nominee for the Board of Directors and the other proposals for shareholder consideration. When you have finished reading the statement, please promptly mark, sign, and return your proxy card in the enclosed envelope to ensure that your shares will be represented.

   We hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.

                                        Sincerely yours,
                                        /s/ G. Drew Conway
                                        G. DREW CONWAY
                                        Chairman and Chief Executive Officer

                          RENAISSANCE WORLDWIDE, INC.
                                52 Second Avenue
                               Waltham, MA 02451

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 25, 2000

   Notice is hereby given that the Annual Meeting of Stockholders of Renaissance Worldwide, Inc. (the "Company") will be held at our world headquarters, 52 Second Avenue, Waltham, Massachusetts at 10:00 a.m. (Eastern Standard Time), on Thursday, May 25, 2000 for the following purposes:

 1.to elect one Class II director;

 2.to amend the 1996 Stock Plan;

 3.to amend the 1996 Employee Stock Purchase Plan;

 4.to adopt 2000 Stock Plans for four of our subsidiaries; and

 5.to transact any other business that may properly come before the meeting or any at any adjournment.

   Stockholders of record at the close of business on March 31, 2000 are entitled to notice of and to vote at the meeting.

   If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                   By Order of the Board of Directors

                                   [Signature of Christopher D. T. Guiffre]
                                   CHRISTOPHER D. T. GUIFFRE
                                   Clerk

Waltham, Massachusetts
April 19, 2000

   IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                          RENAISSANCE WORLDWIDE, INC.
                               ----------------
                         Annual Meeting of Stockholders
                                  May 25, 2000

                               ----------------
                                PROXY STATEMENT

   The Board of Directors of Renaissance Worldwide, Inc. is delivering these proxy materials in connection with the solicitation of proxies to be voted at our 2000 Annual Meeting of Stockholders and at any adjournment or postponement.

   You are invited to attend the meeting, which will be held on May 25, 2000, beginning at 10:00 a.m. (Eastern Standard time) at our world headquarters, 52 Second Avenue, Waltham, Massachusetts.

   This Proxy Statement, form of proxy and the Company's 1999 annual report are being mailed starting April 19, 2000.

Shareholders Entitled to Vote

   Holders of record of Renaissance common stock at the close of business on March 31, 2000 are entitled to receive this notice and to vote their shares at the meeting. On that date, there were 56,789,288 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

Proxies

   Your vote is important. Stockholders of record may vote their proxies by mail. If you vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

   Proxies may be revoked at any time before they are exercised by (1) written notice to the Clerk, (2) timely delivery of a valid, later-dated proxy or (3) voting by ballot at the meeting.

Voting at the Annual Meeting

   Voting by mail will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

   All shares that have been properly voted and not revoked will be voted at the meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, your shares will be voted as recommended by the Board of Directors.

Voting on Other Matters

   If any other matters are properly presented at the meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we did not know of any other matter to be raised at the meeting.

Required Vote

   The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange applicable to member firms, brokers will have discretionary authority to vote shares held in their name for the election of directors even if they do not receive instructions from the beneficial owners.

   The director nominee receiving the most votes will be elected as a Class II Director. Abstentions and broker non-votes are not counted for purposes of the election of directors and will have no effect on the outcome.

   The approval of each of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote. Abstentions will have the effect of votes against these proposals and broker non-votes will have no effect on these proposals.

Cost of Proxy Solicitation

   We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies in person or by telephone, electronic transmission, facsimile transmission or by telegram. We will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

                               Proposal Number 1

                         ELECTION OF CLASS II DIRECTOR

   Our Board of Directors is divided into three classes, as nearly equal in number as possible, so that each class will serve for three years, with one class of directors being elected each year.

Nominee

   The nominee is Paul C. O'Brien, currently designated as a Class II director, whose term expires at the meeting. If elected, he would serve for a term of three years expiring at the 2003 Annual Meeting and until his successor is elected. We expect that Mr. O'Brien will be able to serve, but if he is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

   Paul C. O'Brien, a Class II Director, became a director of Renaissance in April 1996. Mr. O'Brien is the President of The O'Brien Group, Inc., a consulting firm in the areas of community relations and external affairs that he founded in January 1995. Before founding The O'Brien Group, Mr. O'Brien was employed by New England Telephone and Telegraph Company, most recently as Chairman of the Board from 1993 to December 1994 and as President and Chief Executive Officer from 1988 to 1993. Mr. O'Brien is also a director of NetOptix Corp., Cambridge NeuroScience, Inc. and First Pacific Networks, Inc. and is Chairman of the Board of View Tech, Inc. Mr. O'Brien is 60 years old.

   The persons named in the enclosed proxy intend to vote the proxy in favor of the election of Paul C. O'Brien as a Class II director, unless the proxy card indicates that authority to vote for his election is withheld.

Other Directors

   G. Drew Conway is the founder of Renaissance and has served as Chief Executive Officer and Chairman of the Board of Directors since July 1999. From May 1986 to July 1999, Mr. Conway served as our President, Chief Executive Officer and Chairman of the Board of Directors. From 1983 until 1986, Mr. Conway was a founder and principal of The Experts, a technical staffing company. Mr. Conway is 42 years old.

   Robert P. Badavas became a director of Renaissance in May 1996. Mr. Badavas has been President and Chief Executive Officer of Cerulean Technology, Inc., a provider of mobile information systems applications, since December 1995. From October 1986 through October 1995, Mr. Badavas was employed by Chipcom Corporation, a manufacturer of computer networking intelligent switching systems, where he served as Senior Vice President, Finance, from July 1994 to October 1995, Vice President, Finance, from October 1986 to July 1994 and Chief Financial Officer and Treasurer from October 1986 to October 1995. Mr. Badavas is 47 years old.

   Terry L. Hunter became a director of Renaissance in April 1998. Mr. Hunter served as President of the Enterprise Solutions Group from November of 1998 to January 2000 and as President, Chief Executive Officer and a Director of The Hunter Group, Inc. from its formation in 1983 to January 2000. Prior to founding The Hunter Group, Mr. Hunter consulted with various companies and software vendors on the design and development of human resources systems. Mr. Hunter is 53 years old.

Board of Directors and Committees

   The Board of Directors held six meetings during the twelve months ended December 25, 1999. Each director attended at least 75% of the Board meetings held during this period. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

   The Audit Committee and the Compensation Committee are composed of Messrs. Badavas and O'Brien. The Audit Committee held one meeting during the twelve months ended December 25, 1999. The Audit Committee has the responsibility of recommending to the Board of Directors the independent auditors that we will engage, reviewing with management and with the independent auditors our internal accounting procedures and controls and reviewing with the independent auditors the scope and results of their audit. The Compensation Committee held one meeting during the twelve months ended December 25, 1999. The Compensation Committee has the responsibility of providing recommendations to the Board regarding compensation matters and administering our stock option and stock purchase plans.

Directors Compensation

   In May of 1998, the stockholders approved the 1998 Directors Stock Plan that provided for future annual retainers of $12,000 for each director, of which one-half of such annual retainer will be paid in stock options having a fair market value equal to one-half of the retainer amount. Each outside director also will be entitled to elect to have all or any portion of the balance of the annual retainer paid in an equivalent value of stock options. In addition, on the date of the annual meeting, each outside director, who served during the preceeding year, will be awarded an option to purchase 2,500 shares with an exercise price equal to the fair market value on such date.

   During 1999, outside directors, who were not officers or employees, each were paid $6,000 in cash and an equivalent value in stock options. Each director also was awarded an option to purchase 2,500 shares with an exercise price equal to the fair market value on such date and was paid an additional $24,000 for past years service on the Board. In addition, in accordance with the 1996 Eligible Directors' Stock Plan, each director who was not an officer, employee or consultant of Renaissance or one of our subsidiaries was granted, upon first being elected to the Board of Directors, an option to purchase 40,000 shares of common stock at an exercise price equal to the fair market value on the date of grant.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS ELECTION
                 OF THE NOMINEE DESCRIBED IN PROPOSAL NUMBER 1.

                               Proposal Number 2

                        AMENDMENT TO THE 1996 STOCK PLAN

   On April 18, 2000, our Board of Directors approved, subject to stockholder approval, an amendment (the "Amendment") to the 1996 Stock Plan (the "Stock Plan"). The Amendment increases the overall limit on the number of options that can be awarded to a single participant, consistent with section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Description of the Amendment

   In order for awards under the Stock Plan to qualify as performance-based for purposes of Internal Revenue Code section 162(m), the Stock Plan must include a limit on the number of options awarded to a single participant. The Stock Plan currently contains a maximum limit of 200,000 shares of Common Stock per year. The Board believes that to attract talented executive officers, it is necessary to offer a competitive compensation package that includes options to purchase stock of the Company. In addition, the Board believes that it is important that a portion of the compensation of the top executive officers of the Company reflect the performance of the Company through the ownership of options to purchase Company Common Stock. The Board has therefore decided to increase the maximum number of options that may be awarded to a single plan participant in any year to 1,000,000.

Plan Administration

   The Stock Plan is administered by the Company's Compensation Committee. Under the Stock Plan, the Committee may grant stock options (both incentive stock options and nonstatutory stock options) and authorizations to purchase Common Stock ("purchase authorizations") and bonus awards of common Stock ("bonuses") to employees of the Company and its subsidiaries and to other persons or entities who, in its opinion, are in a position to make a significant contribution to the success of the Company. On December 25, 1999, the Company had approximately 4,900 employees, all of whom were eligible for awards under the Stock Plan.

   The Committee determines the exercise price of options, which for an incentive stock option ("ISO") may not be less than 100% of the fair market value of the Common Stock at the time of grant and for a nonstatutory option may not be less than 85% of the fair market value of the Common Stock at the time of grant. The Committee sets the term of each option, which generally cannot exceed ten years from grant. The exercise price may be paid in cash or check, or if the Committee approves, by tendering shares of Common Stock, by using a recourse promissory note, or in a "cashless" exercise through a broker.

   Purchase authorizations generally give the participant a right to acquire a fixed number of shares of Common Stock at a fixed purchase price of not less than 85% of the fair market value at the time of grant. They differ from options in that the period of time during which they may be exercised is generally short. Bonuses are awards made to participants in shares of Common Stock in consideration of services previously rendered.

   If the Common Stock changes as a result of a merger of similar reorganization in which the Company is the surviving corporation, the number and kind of shares then subject to options or purchase authorizations shall be appropriately adjusted in such manner as the Committee may equitably determine to prevent dilution or enlargement of the rights available or granted hereunder. In the case of certain mergers, consolidations or other transactions in which Renaissance is acquired or liquidated, or its assets are sold, all outstanding awards will terminate unless a successor entity agrees to assume the awards. Prior to such termination, however, the Committee may provide that all outstanding awards will become exercisable, in whole or in part.

   The Board may discontinue granting awards under the Stock Plan at any time. The Board may also amend the Stock Plan for any purpose permitted by law, but no amendment may adversely affect the rights of any participant under any award previously granted.

Tax Effects

   The following discussion of certain federal income tax consequences associated with participation in the Stock Plan is based on the law currently in effect. It does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Stock Plan nor does it cover, state, local or non-U.S. taxes.

   An optionee realizes no ordinary taxable income upon the grant or exercise of an ISO. Following the exercise, if the optionee does not dispose of the shares acquired within two years from the date of grant or within one year after the exercise, then upon sale of such shares, any amount realized in excess of the amount paid for the shares will be long-term capital gain and any loss allowed for tax purposes will be long-term capital loss. No deduction will be allowed to the Company. The exercise of an ISO will, however, increase the optionee's alternative minimum taxable income and may result in alternative minimum tax liability.

   If the optionee disposes of shares acquired upon the exercise of an ISO prior to the expiration of the two-year or one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the amount paid for the shares, and (b) the Company will be entitled to deduct this amount. Any further gain recognized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules may apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Renaissance Common Stock. A disqualifying disposition will eliminate the alternative minimum taxable income adjustment associated with the exercise of the ISO if it occurs in the same calendar year as the year in which the adjustment occurred.

   If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment, in the case of termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee. Options otherwise qualifying as ISOs will also be treated for federal income tax purposes as nonstatutory options to the extent they (together with other ISOs held by the optionee) first become exercisable in any calendar year for shares having a fair market value determined at the time of the option grant, exceeding $100,000.

   With respect to nonstatutory options under the Stock Plan, no income is realized by the optionee at the time the option is granted. Generally, at exercise, an optionee realizes ordinary income, subject (in the case of options granted to an employee) to withholding, in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and a corresponding deduction will be available to the Company. Any gain or loss recognized upon a later sale is treated as capital gain or loss, either short-term or long-term depending on the applicable holding period for the sale.

   Section 162(m) of the Code limits to $1 million the deduction a public corporation may claim for remuneration paid to any of its five top officers, subject to a number of exceptions and special rules. Eligible performance-based compensation is exempt from this limit. The Company intends that compensation associated with the exercise of options and purchase authorizations awarded under the Stock Plan will qualify for this performance-based exemption.

   The Code also limits the amount of compensation that may be paid without penalty in connection with a change in control. In general, if the total of an individual's change-in-control related compensation equals or exceeds three times his or her average annual taxable compensation (determined, in general, over the five calendar year period preceding the calendar year in which the change in control occurs), change-in-control related payments in excess of that annual average are nondeductible to the Company and subject to an additional 20% tax on the recipient. In making this determination, some portion or all of the value of options and other awards granted or accelerated in connection with a change in control may be required to be taken into account.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 THAT STOCKHOLDERS VOTE FOR PROPOSAL NUMBER 2.

                               Proposal Number 3

               AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN

   On April 18, 2000, the Board of Directors approved, subject to stockholder approval, amendments to the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). First, the Board voted to increase the number of shares available for purchase by employees under the Purchase Plan during any option period. The amendment provides that for each option period, the Board will determine the amount of the employee's compensation that may be applied to purchase shares under the Plan. For the option period commencing July 1, 2000, the Board has determined that employees may apply up to 10% of base salary or $5,000, whichever is less. Consistent with legal requirements, however, the Board has voted to retain a maximum number of shares that may be purchased during any option period equal to the $12,500 divided by the fair market value of the shares on the first day of the option period. The current level of participation in the Purchase Plan is approximately 14% of all eligible employees. The Board believes that employees' performance, and therefore the Company's performance, would be enhanced by employees' owning Common Stock in the Company. The Board of Directors believes that eligible employees would be encouraged to participate in the Purchase Plan and acquire additional shares of Company Common Stock if the amount available for purchase under the Purchase Plan were increased.

   Second, the total number of shares that remained available under the Plan as of December 31, 1999, was 360,406. The Board of Directors believes that this amount is not enough to meet the employees' needs under the enhanced program, and is seeking an increase in the number of shares available under the Plan to 3,000,000.

Plan Administration

   The Purchase Plan is designed to enable eligible employees to purchase shares of Common Stock at a discount through payroll deductions. All employees other than employees owning 5% or more of the Common Stock are eligible to participate in any option period commencing after the date the employee is hired by the Company or its subsidiaries. As of December 31, 1999, there were approximately 577 employees enrolled in the Purchase Plan.

   Purchases occur twice a year at the end of six-month option periods which begin on January 1 and July 1. The purchase price for Common Stock under the Purchase Plan is 85% of the lesser of the fair market value of the Common Stock at the beginning of the option period and the fair market value of the Common stock at the end of the option period. On April 7, 2000 the last reported sale price for Common Stock as reported on the Nasdaq National Market was $4.31 per share. The 1996 Purchase Plan will terminate on March 29, 2006.

   If a participant's employment with the Company terminates during the option period, the participant's option to purchase shares for that period will be deemed canceled and the balance of the participant's payroll withholding account will be refunded.

Federal Income Tax Consequences

   The following discussion of certain federal income tax consequences associated with participation in the Purchase Plan is based on the law as currently in effect. It does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Purchase Plan, nor does it cover state, local or non-U.S. taxes.

   Under the Purchase Plan, a participant does not realize income either upon the grant of an option at the beginning of an option period or upon the exercise of the option at the end of that period. If shares of Common Stock acquired upon exercise are disposed of within two years from the date of grant of the option, the participant realizes ordinary income at the time of disposition equal in general to the excess of the fair market value of the shares on the measurement date over the exercise price. The Company is entitled to a corresponding deduction. If shares acquired upon exercise are disposed of after the two-year period described above, or if the participant dies at any time while holding the shares, ordinary income is realized in an amount equal to the lesser of (i) 15% of the fair market value of the shares at the time the option was granted, or (ii) the excess of the fair market value of the shares at the time of disposition (or death) over the exercise price. In addition, a capital gain will be recognized on the excess, if any, of the amount recognized on a sale over the employee's basis (the amount paid per share plus the ordinary income recognized as a result of the sale). No deduction is available to the Company for this amount.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 THAT STOCKHOLDERS VOTE FOR PROPOSAL NUMBER 3.

                               Proposal Number 4

                        ADOPTION OF THE 2000 STOCK PLANS
                            OF SUBSIDIARY COMPANIES

   On April 18, 2000, each Board of Directors of the following subsidiaries (each, a "Subsidiary") approved, subject to approval of the stockholders of the Company, the adoption of a 2000 Stock Plan in substantially the same form (each, a "2000 Stock Plan"): GovConnect.com, Inc., The Registry.com, Inc., Renaissance II, Inc. and Renaissance III, Inc. Under the 2000 Stock Plan, the Board of each Subsidiary may grant or award stock options or restricted stock (collectively, the "Awards") to employees of the Subsidiary and other persons or entities who, in its opinion, are in a position to make a significant contribution to the success of the Subsidiary. Directors of the Company or the Subsidiary who are not employees of either the Company or the Subsidiary are not eligible to receive Awards under the 2000 Stock Plan. The Board of Directors of the Company believes that it is important to permit each Subsidiary to establish a separate stock plan because of the need to attract and retain talented executives in an intensely competitive environment.

Plan Administration

   The 2000 Stock Plan will be administered by each Subsidiary's Compensation Committee (each, a "Subsidiary Compensation Committee"). Subject to the provisions of the 2000 Stock Plan, the Subsidiary Compensation Committee has the authority to designate participants, determine the types of Awards to be granted, the number of shares to be covered by each Award, the time at which each Award is exercisable or may be settled, the method of payment and any other terms and conditions of the Award. Each Award shall be evidenced by a certificate or other document issued by the Company to the participant. With respect to each Subsidiary, the aggregate number of shares of Subsidiary Common Stock (as defined below) available for Awards under the Plan shall not exceed 25% of the authorized number of shares of the Subsidiary. In order for Awards under the 2000 Stock Plan to qualify as performance-based for purposes of Internal Revenue Code section 162(m), the 2000 Stock Plan must include a limit on the number of options awarded to a single participant. For this purpose, the 2000 Stock Plan contains a maximum limit of 2,000,000 shares of Subsidiary Common Stock per year. No Awards may be made under the 2000 Stock Plan after May, 2010.

   Although the Subsidiary Compensation Committee determines the price at which options and other Awards may be exercised under the 2000 Stock Plan, the exercise price of an incentive stock option ("ISO") or restricted stock Award may not be less than 100% of the fair market value (as determined under the terms of the 2000 Stock Plan) of a share of common stock of the Subsidiary (the common stock of the Subsidiary is referred to as the "Subsidiary Common Stock") on the date of grant. The term of each option granted under the 2000 Stock Plan generally cannot exceed ten years from grant. Awards granting restricted stock to participants generally give the participants a right to acquire a fixed number of shares of Subsidiary Common Stock at a fixed price, which cannot be less than the par value of the Subsidiary Common Stock. Each Award will be nontransferable except upon death or pursuant to a qualified domestic relations order.

   The exercise price of an Award may be paid in cash or check, by using a recourse promissory note, or in a "cashless" exercise through a broker.

   If the Subsidiary Common Stock changes as a result of a merger of similar reorganization in which the Subsidiary is the surviving corporation, the number and kind of shares then subject to options or Awards shall be appropriately adjusted in such manner as the Subsidiary Compensation Committee may equitably determine to prevent dilution or enlargement of the rights available or granted hereunder. In the case of certain mergers, consolidations or other transactions in which the Subsidiary is acquired or liquidated, or its assets are sold, all outstanding Awards will terminate unless a successor entity agrees to assume the awards. Prior to such termination, however, the Subsidiary Compensation Committee may provide that all outstanding Awards will become exercisable, in whole or in part.

   The Subsidiary Board may discontinue granting awards under the 2000 Stock Plan at any time. The Subsidiary Board may also amend the 2000 Stock Plan for any purpose permitted by law, but no amendment may adversely affect the rights of any participant under any award previously granted.

Tax Effects

   The federal tax effects of the options granted pursuant to any 2000 Stock Plan are the same as incentive stock options or nonstatutory options granted to employees under the 1996 Stock Plan, which are described at pages 5 and 6 above. In addition, the federal tax consequences of the 2000 Stock Plan under section 162(m) of the Code and relative to compensation that may be paid without penalty in connection with a change in control are the same as described with respect to the 1996 Stock Plan as described on pages 5 and 6 above.

   If an Award of restricted stock is subject to forfeiture provisions and restrictions on transfer, neither the recipient nor the Company will realize any federal tax consequences at the time such Award is granted under the 2000 Stock Plan unless he or she makes an election under Section 83(b) of the Code. If the recipient makes a Section 83(b) election within 30 days of the date of grant, or if he or she is granted an Award that is not subject to forfeiture provisions and restrictions on transfer, then he or she will recognize ordinary income, for the year in which the Award is received, in an amount equal to the difference between the fair market value of the Subsidiary Common Stock at the time the Award is made and the purchase price paid for the Subsidiary Common Stock. If such election is made and the recipient subsequently forfeits some or all of the Subsidiary Common Stock, he or she will not be entitled to any tax refund. If the Section 83(b) election is not made with respect to an Award of restricted stock, he or she will recognize ordinary income, at the time that the forfeiture provisions and restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Subsidiary Common Stock at that time and the original purchase price per share. The Company will be entitled to deduct, as compensation expense, the same amount as the recipient must include as ordinary income and such deduction shall take place in the tax year of the Subsidiary which includes the last day (generally December 31) of the recipient's tax year in which the income is recorded for federal tax purposes. When the recipient sells the stock, he or she will recognize capital gain at the time of sale on the difference between the recipient's basis (the price paid plus any amount taxed as ordinary income) and the sale price.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                               PROPOSAL NUMBER 4.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information about the beneficial ownership of Renaissance common stock as of April 1, 2000 by (i) each person who is known to us to beneficially own more than 5% of the outstanding shares of common stock,
(ii) each of the Chief Executive Officer and the other named executive officers (as defined in "Executive Compensation" below) and each director of the Company, and (iii) all our executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power over the shares of common stock listed as beneficially owned.

                                                       Shares    Percentage of
         Name of Directors, Named Executive         Beneficially  Outstanding
            Officers and 5% Stockholders              Owned(1)      Shares
         ----------------------------------         ------------ -------------
   G. Drew Conway(2)(3)                              13,971,570      24.6%
   Robert P. Badavas(4)                                  48,357         *
   Paul C. O'Brien(4)                                    71,357         *
   Terry L. Hunter                                    4,772,580       8.4%
   Mark W. Biscoe(5)                                    124,400         *
   Mark R. Bruneau(6)                                   100,000         *
   Bradford S. Everett(7)                                14,176         *
   Massachusetts Financial Services Company(8)        3,914,585       6.9%
   State of Wisconsin Investment Board(9)             3,752,300       6.6%
   All directors and executive officers as a group
    7 persons(10)                                    18,927,620      33.3%

--------
 *  Less than one percent
 (1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for determining the share ownership and percentage of the person holding such options, but are not deemed outstanding for determining the percentage of any other person.
 (2) Mr. Conway's address is c/o Renaissance Worldwide, 52 Second Avenue, Waltham, MA 02451.
 (3) Includes 418,000 shares of common stock held by the Conway Family Foundation, Inc. as to which Mr. Conway disclaims beneficial ownership.
 (4) Includes 48,357 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
 (5) Includes 124,000 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
 (6) Includes 25,000 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
 (7) Includes 14,176 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
 (8) The information reported is based on a Schedule 13G, dated February 11, 2000, filed with the Commission by Massachusetts Financial Services Company ("MFS"). MFS is a registered investment advisor, in which capacity it has sole voting power with respect to 3,518,385 shares and sole dispositive power with respect to 3,914,585 shares. MFS's address is 500 Boylston Street, Boston, MA 02116.
 (9) The information reported is based on a Schedule 13G, dated February 10, 2000, filed with the Commission by the State of Wisconsin Investment Board ("SWIB"). SWIB is a public pension fund, in which capacity it has sole voting power and sole dispositive power with respect to 3,752,300 shares. SWIB's address is P.O. Box 7842, Madison, WI 53707.
(10) Includes 109,464 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.

EXECUTIVE COMPENSATION

   The following table sets forth information regarding all compensation awarded to, earned by or paid to our Chairman and Chief Executive Officer and each of our four most highly paid executive officers during 1999, who we refer to as the named executive officers, during fiscal 1999, fiscal 1998, and the 12 months ended December 27, 1997:

                         Summary Compensation Table(1)

                                                                    Long-Term
                                                                   Compensation
                                                                   ------------
                                                      Annual
                                                 Compensation(2)    Securities
                                                ------------------  Underlying
Name and Principal position         Year        Salary($) Bonus($)   Options
---------------------------    ---------------  --------- -------- ------------
G. Drew Conway                            1999   481,000      --         --
 Chairman and Chief Executive
 Officer                                  1998   133,585      --         --
                               12-month period
                                ended 12/27/97   402,292      --         --
Mark W. Biscoe(3)                         1999   332,039  251,881    350,000
 President, IT Consulting
 Services Group                           1998   106,000  289,538        --
                               12-month period
                                ended 12/27/97   104,000  165,527     60,000
Mark R. Bruneau(4)(5)                     1999   367,789   90,000    100,000
 President, Business Strategy
 Group                                    1998   388,523      --         --
                               12-month period
                                ended 12/27/97   149,167  698,692        --
Terry L. Hunter(6)                        1999   330,000      --         --
 President, Enterprise
 Solutions Group                          1998   330,000  198,000        --
                               12-month period
                                ended 12/27/97   288,750   37,806        --
Bradford S. Everett(7)                    1999   321,458      --         --
 President, Enterprise
 Applications                             1998   240,000  144,000        --
                               12-month period
                                ended 12/27/97   210,000   72,000        --

--------
(1) The periods in the table are for the fiscal year ended December 25, 1999, the fiscal year ended December 26, 1998, and for the twelve-month period ended December 27, 1997.
(2) Annual compensation amounts do not include the dollar value of perquisites and other personal benefits which did not exceed the lesser of $50,000 or 10% of salary and bonus for any named executive officer.
(3) Mr. Biscoe's employment terminated in March, 2000.
(4) Mr. Bruneau's employment terminated in March, 2000.
(5) In 1997, Mark Bruneau received a performance bonus of $698,692 for services performed on behalf of C.M. Management Systems, Ltd., Inc. during 1996. C.M. Management Systems Ltd., Inc. was acquired by Renaissance Solutions, Inc. in February of 1997. Mr. Bruneau commenced employment with the Company on February 13, 1997 subsequent to the C.M. Management Systems Ltd. Inc. acquisition.
(6) Mr. Hunter's employment terminated in January, 2000.
(7) Mr. Everett's employment terminated in January, 2000.

Employment Agreements

   In connection with our initial public offering in June 1996, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Conway under which we employ Mr. Conway as our Chief Executive Officer. The Employment Agreement has a term of four years and an annual base salary of $400,000, $425,000, $475,000 and $525,000 in the first through fourth years of the term. Mr. Conway is also eligible for a bonus based on performance criteria pre-established by the Compensation Committee for each year. The Employment Agreement provides that if we terminate Mr. Conway's employment without "cause" (as defined) or if Mr. Conway terminates his employment for "good reason" (as defined), we will pay Mr. Conway severance equal to two years of base compensation plus a portion of the bonus paid or payable with respect to the immediately preceding full employment year based on days of service in the year of termination. In addition, if Mr. Conway's employment is terminated at the end of the term of the Employment Agreement, he will be entitled to severance equal to one year of base compensation. The agreement also contains non-competition and non-solicitation covenants during the employment term and for a two-year period thereafter.

   The following table sets forth certain information concerning grants of stock options made during 1999 to each of the named executive officers:

                       Option Grants in Last Fiscal Year

                                                                                         Potential
                                                                                    Realizable Value at
                                                                                      Assumed Annual
                                                                                      Rates of Stock
                                                                                    Price Appreciation
                                                                                            for
                                           Individual Grants                        Option Terms(1)($)
                     -------------------------------------------------------------- -------------------
                           Number of        % of Total Options  Exercise
                     Securities Underlying Granted to Employees  Price   Expiration
  Name                Options Granted (#)     in Fiscal Year     ($/Sh)     Date       5%        10%
  ----               --------------------- -------------------- -------- ---------- --------- ---------
G. Drew Conway                  --                  --             --          --         --        --
Mark W. Biscoe              200,000(2)                            5.81    02/01/09    731,090 1,852,726
                            150,000(3)                            3.88    10/01/09    365,545   926,363
                            -------                                                 --------- ---------
                            350,000                5.8%                             1,096,635 2,779,089
Mark R. Bruneau             100,000(2)             1.7%           5.81    02/01/09    365,545   926,363
Terry L. Hunter                 --                  --             --          --         --        --
Bradford S. Everett          50,000(2)                            5.81    02/01/09    182,773   463,181
                             25,000(2)                            6.19    04/01/09     97,282   246,532
                            -------                                                 --------- ---------
                             75,000                1.3%                               280,055   709,713

--------
(1) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the option holders' continued employment through the option period, and the date on which the options are exercised.
(2) These options are exercisable in four annual installments commencing one year after the date of grant.
(3) These options are exercisable in full one year after the date of grant.

   The following table sets forth information about option exercises during 1999 and the number and value of options held by each of the named executive officers on December 25, 1999.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                            Number of Securities
                                           Underlying Unexercised     Value of Unexercised
                                              Options at Fiscal       In-the-Money Options
                       Shares                    Year-End(#)        at Fiscal Year-End($)(1)
                     Acquired on Realized ------------------------- -------------------------
                     Exercise(#) Value($) Exercisable Unexercisable Exercisable Unexercisable
                     ----------- -------- ----------- ------------- ----------- -------------
G. Drew Conway            --         --        --            --          --            --
Mark W. Biscoe            --         --     74,000       406,000      68,750       690,000
Mark R. Bruneau           --         --        --        100,000         --        106,250
Terry L. Hunter           --         --        --            --          --            --
Bradford S. Everett    23,310     94,052    14,176       107,514         --         70,313

--------
(1) Based upon the market price of $6.88 per share, which was the closing price per share of common stock on the Nasdaq National Market on December 23, 1999 less the option exercise price payable per share.

         Report of the Compensation Committee of the Board of Directors

   The following report of the Compensation Committee of the Board of Directors describes the compensation policies applicable to our executive officers, including the chief executive officer, with respect to compensation for 1999. The information in this report is considered "soliciting material" or "filed" with the SEC and it is not incorporated by reference into any of our future filings with the SEC.

 Compensation Philosophy

   The Compensation Committee's philosophy in setting compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee establishes compensation policies that apply to the executive officers, including the chief executive officer, and evaluates the performance of these officers. The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance, reduction in expenses, and increases in stockholder value. In this regard, the Compensation Committee has adopted the following guidelines for compensation decisions:

  . Provide a competitive total compensation package that enables us to attract and retain key executive talent.

  . Align all pay programs with our annual and long-term business strategies and objectives.

  . Provide variable compensation opportunities that are directly linked to our performance and that link executive reward to stockholder return.

   The Compensation Committee focuses primarily on the following three components in forming the total compensation package for its executive officers:

  .  Base Salary

  .  Annual Incentive Bonus

  .  Long-Term Incentives

 Base Salary

   The Committee intends to compensate our executive officers, including the chief executive officer, competitively within the industry. In order to evaluate our competitive position in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by other information technology, systems integration and management consulting companies, and other companies with which we compete. In addition, the Committee also subjectively evaluates the level of performance of each executive officer, including Mr. Conway, in order to determine current and future appropriate pay levels. Mr. Conway's base salary is established by his employment agreement that was entered into before our initial public offering.

   For our other executive officers, the Committee, in consultation with the chief executive officer, has established base salary ranges that it believes are competitive in the industry, linking a portion of these executives' total compensation to an annual bonus.

 Annual Incentive Bonus

   During 1999, certain of the executive officers of the Company received annual incentive bonuses that were determined by the Committee in consultation with the Chief Executive Officer. These bonuses were determined upon criteria applicable to the performance of the groups under the control of such executives. Mr. Conway has declined to be awarded a bonus for fiscal years 1997, 1998 and 1999.

 Long-Term Incentives

   The principal form of long-term incentive compensation is the grant of stock options. The Committee is responsible for determining the individuals to whom grants should be made, the timing of grants, the exercise price per share and the number of shares subject to each option. Other than stock options, the Committee made no other long-term performance awards during the last fiscal year. Stock option awards are granted based on individual and/or corporate performance as determined subjectively by the Committee. The Committee considers grants of options to executive officers during each fiscal year.

   Stock options provide our executive officers with the opportunity to share in the appreciation of the value of the stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The option vesting periods encourage key employees to continue their employment with us.

   All options to executive officers to date have been granted at the fair market value of our common stock on the date of the grant. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry. Certain executive officers received option grants in 1999 as disclosed previously in this proxy statement. No option grants were made to Mr. Conway in 1999.

 Summary

   The Compensation Committee believes that its executive compensation philosophy of paying its executive officers well by means of competitive base salaries and annual bonus and long-term incentives, as described in this report, serves the interests of the Company and our stockholders.

COMPENSATION COMMITTEE
Robert P. Badavas
Paul C. O'Brien

                            Stock Performance Graph

   The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock during the period from its initial public offering (June 5, 1996) through December 25, 1999 with the cumulative total return on the Nasdaq stock index and the peer group index (the "Peer Group"). The comparison assumes $100 was invested on June 5, 1996 in Renaissance Worldwide, Inc.'s common stock and in each of such indices and assumes reinvestment of dividends, where applicable. The Peer Group used in the previous year was composed of the following companies: Cambridge Technology Partners (CATP), Ciber Inc. (CBR), Complete Business Solutions Inc. (CBSI), Computer Horizens Corporation (CHRZ), Computer Task Group Inc. (TSK), Data Processing Resources Corporation (DPRC), Metamor Worldwide Inc. (MMWW), and Technology Solutions Co. (TSCC). In the current year, Renaissance amended its Peer Group to reflect its changing service offerings and current competitive marketplace. The Peer Group for comparison in the current year is the Media General Information Technology Services Index:

                              [GRAPH APPEARS HERE]
                                       FISCAL YEAR ENDING
                      ---------------------------------------------------------
COMPANY/INDEX/MARKET  6/05/1996  12/27/1996  12/26/1997  12/24/1998  12/23/1999
Renaissance WW         100.00      279.41      255.88       70.24       80.94
Customer Selected
 Stock Index           100.00      113.48      152.49      117.28      131.14
Information
 Technlgy Svcs         100.00       91.17       98.45      124.14      151.80
NASDAQ Market
 Index                 100.00      102.89      125.86      177.52      313.09


Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of our outstanding common stock, to file
Compensation Committee Interlocks and Insider Participation

   Messrs. Badavas and O'Brien, neither of who is or was an executive officer or employee of Renaissance, served on the Compensation Committee during fiscal year 1999.

with the SEC initial reports of ownership and reports of changes in ownership. Officers, directors and greater-than-ten-percent stockholders must furnish us with copies of all Section 16(a) forms they file. In reviewing the various reports filed with respect to beneficial ownership it was discovered that Paul
C. O'Brien filed two late reports. One late report reported the acquisition of common stock and the other reported both an acquisition and a disposal of common stock. It was also discovered that G. Drew Conway filed one late report that reported an acquisition of common stock.

Certain Relationships and Related Transactions

   On September 23, 1994, Mr. Hunter executed a promissory note in favor of The Hunter Group, Inc. The principal amount of the note is $50,000 and the interest rate on the note is 5%. On December 15, 1994, Mr. Hunter executed a promissory note in favor of The Hunter Group, Inc. The principal amount of the note is $200,000 and the interest rate on the note is 5%.

   On September 19, 1995, we entered into four lease agreements, each with a term ending on September 30, 2010, with the 189 Wells Avenue Realty Trust for a total of approximately 18,800 square feet of office space located at 189 Wells Avenue, Newton, Massachusetts at an annual rent of approximately $357,000. During fiscal 1997 we expanded our rental space with the Trust to 28,000 square feet at annual rent of approximately $500,000. Our executive offices were located in this space until November, 1999. In March 2000, the building was sold and the Company was released from the lease obligation. Mr. Conway is the sole beneficiary of the Trust. Management believes that the terms of each lease agreement are no less favorable to us than could be obtained in a transaction with an unrelated third party.

   During 1997, we entered into a contract with an entity controlled by Mr. Conway to use an airplane for corporate travel purposes. We pay for the usage on a per-flight-hour basis at a rate which management believes approximates market prices. Total amounts paid to this entity were approximately $367,000 during 1997, approximately $291,000 during 1998, and approximately $264,000 during 1999.

   In connection with the acquisition of C.M. Management Systems Ltd., Inc. in February of 1997, the Company has made certain earnout payments to Mark Bruneau based upon the results of operations of the entity over the earnout period, which ended on December 25, 1999. Mr. Bruneau was a principal shareholder of C.M. Management Systems Ltd., Inc.

   We have adopted a policy that all material transactions between Renaissance and our officers, directors and other affiliates must (i) be approved by a majority of the Board of Directors, including a majority of the disinterested directors, and (ii) be on terms no less favorable to us than could be obtained from unaffiliated third parties.
                                 AUDIT MATTERS

   PricewaterhouseCoopers LLP has been selected to audit our financial statements for the fiscal year ending December 30, 2000, and to report the results of their examination.

   A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

   Any stockholder wishing to include a proposal in our proxy statement for the Annual Meeting of Stockholders in 2001 must submit it to us no later than December 27, 2000. Any stockholder wishing to make a proposal must notify our clerk of such intention at our principal executive offices no later than March 28, 2001 and no earlier than February 28, 2001.

                                 OTHER BUSINESS

   The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying notice of meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                  FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

   A copy of our Annual Report to Stockholders accompanies this proxy statement. We filed our Form 10-K for the fiscal year ended December 25, 1999 with the SEC on March 24, 2000.

------------------------------------------------------------------------------
RW103B                            DETACH HERE

                                     PROXY

                          RENAISSANCE WORLDWIDE, INC.

    Proxy Solicited on Behalf of the Board of Directors of the Company for
                  Its Annual Meeting to be held May 25, 2000

The undersigned appoints G. Drew Conway and Joseph F. Pesce, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote all shares of Common Stock of Renaissance Worldwide, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held at the Company's world headquarters, 52 Second Avenue, Waltham, Massachusetts 02451 at 10:00 a.m. (Eastern Standard Time), on Thursday, May 25, 2000, and at any adjournments thereof for the purposes set forth on the reverse side. The undersigned instructs and authorizes such proxies or their substitutes to act on the following matters as specified by the undersigned, and authorizes such proxies to vote on such other matters that may properly come before the meeting in the discretion of the proxy so acting. All previously dated proxies given by the undersigned in respect to said meeting are hereby revoked.

-----------                                                          -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

RW103A                            DETACH HERE

[X] Please mark votes as in this example.


1. Election of Class II Director.

   Nominees:

                   FOR       WITHHELD

Paul C. O'Brien    [_]         [_]


                                                     FOR    AGAINST   ABSTAIN
2. Proposal to amend the 1996 Stock Plan
   as more fully described in the Proxy Statement.   [_]      [_]       [_]

3. Proposal to ammend the 1996 Employee Stock
   Purchase Plan as more fully described in the
   Proxy Statement.                                  [_]      [_]       [_]

4. Proposal to adopt 2000 Stock Plans for four
   subsidiaries as more fully described in the
   Proxy Statement.                                  [_]      [_]       [_]

5 To transact any other business that may properly come before the meeting or any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [_]

Note: Please sign exactly as name appears on this card and date. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name and indicate the signer's office. If a partnership, sign in partnership name.

Signature: _____________________________________ Date: _______________________


Signature: _____________________________________ Date: _______________________